SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 2, 2002
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                             GRUBB & ELLIS COMPANY
                             ---------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE             1-8122             94-1424307
              --------------------------------------------------
              (STATE OR OTHER   (COMMISSION      (IRS EMPLOYER
              JURISDICTION OF   FILE NUMBER)  IDENTIFICATION NO.)
                FORMATION)




               2215 SANDERS ROAD, SUITE 400, NORTHBROOK, IL 60062
               --------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (847) 753-7500


                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.
         -----------------------------------------

               On December 20, 2002, Grubb & Ellis Company (the "Company") received a waiver through March 31, 2003, under its amended and restated term loan and revolving credit facility dated as of December 31, 2000 by and among the Company, various financial institutions and Bank of America, N.A., as agent and lender (the "Credit Facility"), with respect to any default or event of default regarding the minimum adjusted earnings before interest, taxes, depreciation and amortization that the Company is required to maintain for the twelve months ended December 31, 2002, pursuant to the Credit Facility. The waiver also provides for, among other things, an increase in interest rates of 50 basis points on borrowings, and accelerated principal repayments of $1.7 million.

               In December, 2002, the Company was named as a defendant in a complaint filed by an executive officer of the Company in the Eastern Division of the U.S. District Court for the Northern District of Illinois, pursuant to which such executive officer is seeking a determination whether a "change of control" has occurred at the Company, as that term is defined in the Company's Executive Change of Control Plan. The Company believes that the litigation is without merit and intends to vigorously defend the litigation.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

               The following are filed as Exhibits to this Current Report on Form 8-K:

               1.   Form of waiver  executed by Bank of America,  N.A.,  LaSalle
                    Bank National Association and Bank One, N.A., and the Company, dated December 20, 2002.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant=s behalf.

                            GRUBB & ELLIS COMPANY



                            By: /s/ BARRY M. BAROVICK
                                ---------------------
                                Barry M. Barovick,
                                Chief Executive Officer and
                                President


                                /s/ IAN Y. BRESS
                                ---------------------
                                Ian Y. Bress
                                Chief Financial Officer


Dated: January 10, 2003


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